As filed with the Securities and Exchange Commission on January 20, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACLARIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-0571712
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

640 Lee Road, Suite 200

Wayne, PA 19087

(484) 324-7933

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Neal Walker

President and Chief Executive Officer

Aclaris Therapeutics, Inc.

640 Lee Road, Suite 200

Wayne, PA 19087

(484) 324-7933

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian F. Leaf Brent B. Siler Mark Ballantyne Cooley LLP 11951 Freedom Drive Reston, VA 20190 (703) 456-8000	Kamil Ali-Jackson Chief Legal Officer Aclaris Therapeutics, Inc. 640 Lee Road, Suite 200 Wayne, PA 19087 (484) 324-7933

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-237163

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $0.00001 per share	$18,393,618	$2,006.75

(1)	The registrant previously registered securities at an aggregate offering price not to exceed $100,000,000 on a Registration Statement on Form S-3 (File No. 333-237163), which was initially filed by the registrant on March 13, 2020 and declared effective on April 29, 2020 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), an additional amount of securities having a proposed maximum aggregate offering price of $18,393,618 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Prior Registration Statement exceed that registered under such Registration Statements.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Aclaris Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-3 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-237163) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on March 13, 2020, and which the Commission declared effective on April 29, 2020.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of securities offered by the Registrant by a proposed aggregate offering price of $18,393,618, which includes shares that may be sold by the Registrant in the event the underwriters exercise their option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley LLP (incorporated by reference to Exhibit 5.1 to the Prior Registration Statement).
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Prior Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on the 20th day of January, 2021.

ACLARIS THERAPEUTICS, INC.

By:	/s/ Neal Walker
Neal Walker
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Neal Walker	President, Chief Executive Officer and Director	January 20, 2021
Neal Walker	(Principal Executive Officer)

/s/ Frank Ruffo	Chief Financial Officer	January 20, 2021
Frank Ruffo	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors	January 20, 2021
Christopher Molineaux

*	Director	January 20, 2021
Anand Mehra, M.D.

*	Director	January 20, 2021
William Humphries

*	Director	January 20, 2021
Andrew Powell

*	Director	January 20, 2021
Andrew Schiff

*	Director	January 20, 2021
Bryan Reasons

*	Director	January 20, 2021
Maxine Gowen
*	Director	January 20, 2021
Vincent Milano

* By: /s/ Neal Walker
Neal Walker
Attorney-in-Fact